PRICING SUPPLEMENT NO. 1484BI

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-162195

Dated March 28, 2012

Deutsche Bank AG Contingent Absolute Return Autocallable Optimization Securities

$2,761,560 Deutsche Bank AG Securities Linked to the Common Stock of United Continental Holdings, Inc. due April 5, 2013

$1,452,500 Deutsche Bank AG Securities Linked to the Common Stock of JPMorgan Chase & Co. due April 5, 2013

$1,403,500 Deutsche Bank AG Securities Linked to the Common Stock of Fluor Corporation due April 5, 2013

$1,348,700 Deutsche Bank AG Securities Linked to the Common Stock of Alcoa Inc. due April 5, 2013

$1,385,000 Deutsche Bank AG Securities Linked to the American Depositary Shares of BHP Billiton Limited due April 5, 2013

$1,025,680 Deutsche Bank AG Securities Linked to the Common Stock of SanDisk Corporation due April 5, 2013

Investment Description

Contingent Absolute Return Autocallable Optimization Securities (the “Securities“) are unsubordinated and unsecured debt obligations of Deutsche Bank AG, London Branch (the “Issuer“) with returns linked to the performance of the American depositary shares or common stock of a specific company described herein (each, an “Underlying Stock“). The Securities are designed for investors who want to express a neutral or bullish view on the Underlying Stock or who believe the Underlying Stock will not close below the Trigger Price on the Final Valuation Date. If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), Deutsche Bank AG will automatically call the Securities and pay you a Call Price equal to the Face Amount per Security plus a Call Return based on a Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Stock Price is not less than the Trigger Price, at maturity Deutsche Bank AG will pay you your initial investment plus a return at maturity equal to the absolute value of the negative Underlying Stock Return from the Trade Date to the Final Valuation Date (the “Contingent Absolute Return“). However, if the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature will not apply and Deutsche Bank AG will pay you less than your initial investment, resulting in a loss of 1.00% for every 1.00% decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The Contingent Absolute Return feature and any contingent repayment of your initial investment apply only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features

❑

Call Return — If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), we will automatically call the Securities and pay you a Call Price equal to the Face Amount per Security plus a Call Return based on the applicable Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors may have full downside market exposure to the Underlying Stock at maturity.

❑

Downside Exposure with Potential Contingent Absolute Return Feature at Maturity — If you hold the Securities to maturity and the Final Stock Price is not less than the Trigger Price, we will pay you your initial investment and the Contingent Absolute Return, equal to the absolute value of the negative Underlying Stock Return, at maturity. If the Final Stock Price is less than the Trigger Price, however, the Contingent Absolute Return feature will not apply and Deutsche Bank AG will repay less than the face amount, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The Contingent Absolute Return feature and any contingent repayment of your initial investment apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	March 28, 2012

Settlement Date	March 30, 2012

Observation Dates[1]	Quarterly

Final Valuation Date[1]	April 1, 2013

Maturity Date[1]	April 5, 2013

[1]	See page 3 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offerings

We are offering six separate Contingent Absolute Return Autocallable Optimization Securities (each, a “Security“). Each Security is linked to the performance of the American depositary shares or common stock of a different company, and each has a different Call Return Rate, Initial Stock Price and Trigger Price. The Securities are our unsubordinated and unsecured debt obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Underlying Stock	Call Return Rate	Initial Stock Price	Trigger Price	CUSIP/ ISIN
Common stock of United Continental Holdings, Inc. (Ticker: UAL)	11.00% per annum	$21.89	$12.04, equal to 55.00% of the Initial Stock Price	25154V524 / US25154V5241
Common stock of JPMorgan Chase & Co. (Ticker: JPM)	8.75% per annum	$46.27	$34.70, equal to 75.00% of the Initial Stock Price	25154V573 / US25154V5738
Common stock of Fluor Corporation (Ticker: FLR)	9.50% per annum	$60.05	$42.04, equal to 70.00% of the Initial Stock Price	25154V565 / US25154V5654
Common stock of Alcoa Inc. (Ticker: AA)	9.50% per annum	$9.83	$6.88, equal to 70.00% of the Initial Stock Price	25154V540 / US25154V5407
American depositary shares of BHP Billiton Limited (Ticker: BHP)	12.00% per annum	$70.77	$53.08, equal to 75.00% of the Initial Stock Price	25154V557 / US25154V5571
Common stock of SanDisk Corporation (Ticker: SNDK)	11.00% per annum	$50.35	$35.25, equal to 70.00% of the Initial Stock Price	25154V532 / US25154V5324

See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in product supplement BI dated February 17, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, the prospectus supplement and product supplement BI. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of United Continental Holdings, Inc.	$2,761,560.00	$10.00	$41,423.40	$0.15	$2,720,136.60	$9.85
Securities linked to the common stock of JPMorgan Chase & Co.	$1,452,500.00	$10.00	$21,787.50	$0.15	$1,430,712.50	$9.85
Securities linked to the common stock of Fluor Corporation	$1,403,500.00	$10.00	$21,052.50	$0.15	$1,382,447.50	$9.85
Securities linked to the common stock of Alcoa Inc.	$1,348,700.00	$10.00	$20,230.50	$0.15	$1,328,469.50	$9.85
Securities linked to the American depositary shares of BHP Billiton Limited	$1,385,000.00	$10.00	$20,775.00	$0.15	$1,364,225.00	$9.85
Securities linked to the common stock of SanDisk Corporation	$1,025,680.00	$10.00	$15,385.20	$0.15	$1,010,294.80	$9.85
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI“) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$9,376,940.00	$1,074.60

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this pricing supplement, together with product supplement BI dated February 17, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC“) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BI dated February 17, 2011:

http://www.sec.gov/Archives/edgar/data/1159508/000119312511039258/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

If the terms described in this pricing supplement are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Contingent Absolute Return Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 5 of this pricing supplement and “Risk Factors” on page 6 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate the loss of some or all of your investment and are willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦

You believe the Closing Price of the Underlying Stock will be greater than or equal to the Initial Stock Price on any Observation Date, including the Final Valuation Date, or will not be below the Trigger Price on the Final Valuation Date.

♦

You understand and accept that you will not participate in any appreciation in the price of the Underlying Stock and you are willing to make an investment the return of which is limited to the applicable Call Return if called, or, if the Securities have not been called, to the Contingent Absolute Return as limited by the Trigger Price.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦	You are willing to invest in the Securities based on the applicable Call Return Rate set forth on the cover of this pricing supplement.

♦	You do not seek current income from this investment and are willing to forgo any dividends paid on the Underlying Stock.

♦

You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, and you are otherwise willing and able to hold the Securities to maturity for a term of approximately 1 year, and are not seeking an investment for which there will be an active secondary market.

♦

You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you including any repayment of your initial investment at maturity or upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You believe the Securities will not be called and the Final Stock Price will be less than the Trigger Price.

♦	You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦	You are unwilling to invest in the Securities based on the applicable Call Return Rate set forth on the cover of this pricing supplement.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦	You seek current income from this investment or you prefer to receive dividends paid on the Underlying Stock.

♦

You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of approximately 1 year, and seek an investment for which there will be an active secondary market.

♦

You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any repayment of initial investment at maturity or upon an earlier automatic call.

Final Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	100% of the Face Amount per Security

Face Amount per Security	$10.00 per Security

Term	Approximately 1 year, subject to an earlier automatic call

Trade Date	March 28, 2012

Settlement Date	March 30, 2012

Final Valuation Date[1]	April 1, 2013

Maturity Date[1,2]	April 5, 2013

Underlying Stocks

Common stock of United Continental Holdings, Inc. (Ticker: UAL)

Common stock of JPMorgan Chase & Co. (Ticker: JPM)

Common stock of Fluor Corporation (Ticker: FLR)

Common stock of Alcoa Inc. (Ticker: AA)

American depositary shares of BHP Billiton Limited (Ticker: BHP)

Common stock of SanDisk Corporation (Ticker: SNDK)

Call Feature

The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date is greater than or equal to the Initial Stock Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Observation Dates[1]	Quarterly, on June 27, 2012, September 26, 2012, December 27, 2012 and April 1, 2013 (the “Final Valuation Date“)

Call Settlement Dates[2]	Two business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date.

Call Return and Call Return Rate	The Call Return increases the longer the Securities are outstanding and is based upon the applicable Call Return Rate as listed below.

Call Price

The Call Price equals the Face Amount per Security plus the product of the Face Amount per Security and the applicable Call Return. The tables below reflect the Call Return Rates and corresponding Call Prices for each Underlying Stock.

Securities linked to the common stock of United Continental Holdings, Inc.

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	2.750%	$10.2750
September 26, 2012	September 28, 2012	5.500%	$10.5500
December 27, 2012	December 31, 2012	8.250%	$10.8250
April 1, 2013	April 5, 2013	11.000%	$11.1000

Securities linked to the common stock of JPMorgan Chase & Co.

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	2.188%	$10.2188
September 26, 2012	September 28, 2012	4.375%	$10.4375
December 27, 2012	December 31, 2012	6.563%	$10.6563
April 1, 2013	April 5, 2013	8.750%	$10.8750

Securities linked to the common stock of Fluor Corporation

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	2.375%	$10.2375
September 26, 2012	September 28, 2012	4.750%	$10.4750
December 27, 2012	December 31, 2012	7.125%	$10.7125
April 1, 2013	April 5, 2013	9.500%	$10.9500

Securities linked to the common stock of Alcoa Inc.

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	2.375%	$10.2375
September 26, 2012	September 28, 2012	4.750%	$10.4750
December 27, 2012	December 31, 2012	7.125%	$10.7125
April 1, 2013	April 5, 2013	9.500%	$10.9500

Securities linked to the American depositary shares of BHP Billiton Limited

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	3.000%	$10.3000
September 26, 2012	September 28, 2012	6.000%	$10.6000
December 27, 2012	December 31, 2012	9.000%	$10.9000
April 1, 2013	April 5, 2013	12.000%	$11.2000

Securities linked to the common stock of SanDisk Corporation

Observation Dates	Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
June 27, 2012	June 29, 2012	2.750%	$10.2750
September 26, 2012	September 28, 2012	5.500%	$10.5500
December 27, 2012	December 31, 2012	8.250%	$10.8250
April 1, 2013	April 5, 2013	11.000%	$11.1000

Payment at Maturity (per $10.00 Security)[3]

If the Securities are not automatically called and the Final Stock Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity per Security equal to:

$10.00 + ($10.00 x Contingent Absolute Return)

If the Securities are not automatically called and the Final Stock Price is less than the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than the face amount of $10.00 per Security, equal to:

$10.00 + ($10.00 x Underlying Stock Return)

Under these circumstances, the Contingent Absolute Return feature does not apply and you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

Underlying Stock Return	Final Stock Price – Initial Stock Price Initial Stock Price

Contingent Absolute Return	The absolute value of the Underlying Stock Return. For example, if the Underlying Stock Return is -5.00%, the Contingent Absolute Return will equal 5.00%.

Trigger Price

For the Securities linked to the common stock of United Continental Holdings, Inc., $12.04, equal to 55.00% of the Initial Stock Price.

For the Securities linked to the common stock of JPMorgan Chase & Co., $34.70, equal to 75.00% of the Initial Stock Price.

For the Securities linked to the common stock of Fluor Corporation, $42.04, equal to 70.00% of the Initial Stock Price.

For the Securities linked to the common stock of Alcoa Inc., $6.88, equal to 70.00% of the Initial Stock Price.

For the Securities linked to the American depositary shares of BHP Billiton Limited, $53.08, equal to 75.00% of the Initial Stock Price.

For the Securities linked to the common stock of SanDisk Corporation, $35.25, equal to 70.00% of the Initial Stock Price.

Closing Price	On any trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange multiplied by the relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Stock Price

For the Securities linked to the common stock of United Continental Holdings, Inc., $21.89.

For the Securities linked to the common stock of JPMorgan Chase & Co., $46.27.

For the Securities linked to the common stock of Fluor Corporation, $60.05.

For the Securities linked to the common stock of Alcoa Inc., $9.83.

For the Securities linked to the American depositary shares of BHP Billiton Limited, $70.77.

For the Securities linked to the common stock of SanDisk Corporation, $50.35.

Final Stock Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.

Stock Adjustment Factor

Initially 1.0 for each Underlying Stock, subject to adjustment for certain actions affecting each Underlying Stock. See “Description of Securities — Anti-dilution Adjustments” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR FACE AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL OR ANY REPAYMENT OF YOUR INITIAL INVESTMENT PROVIDED AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[2]

Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed, and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date will be the second business day after the Observation Date as postponed.

[3]

The Contingent Absolute Return feature described herein supersedes the Payment at Maturity description in the accompanying product supplement BI for when the Securities have not been called and the Final Price is not less than the Trigger Price.

Investment Timeline

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full face amount of the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Stock Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Stock Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you the Face Amount per Security plus a return at maturity equal to the absolute value of the negative Underlying Stock Return. However, if the Securities are not automatically called on any Observation Date and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature will not apply and you will be fully exposed to any negative Underlying Stock Return, resulting in a loss of your initial investment that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, you could lose your entire initial investment.

♦

LIMITED RETURN POTENTIAL — If the Securities are called, the return of the Securities will be limited to the applicable Call Return which is based on the relevant Call Return Rate as specified on the cover hereof, regardless of the performance of the Underlying Stock. Because the Call Return increases the longer the Securities are outstanding and the Securities could be called as early as the first quarterly Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. As a result, an investment directly in the Underlying Stock could provide a better return than an investment in the Securities. Because Deutsche Bank AG will pay you a return equal to the Contingent Absolute Return at maturity only when the Securities are not called and only if the Final Stock Price is greater than or equal to the Trigger Price, your return on the Securities in this scenario is limited by the Trigger Price. Furthermore, because the closing price of one share of the Underlying Stock at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Underlying Stock.

♦

THE CONTINGENT ABSOLUTE RETURN FEATURE AND ANY CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Price of the Underlying Stock is above the Trigger Price.

♦

HIGHER CALL RETURN RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the price of such stock could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦

REINVESTMENT RISK — If your Securities are called early, the holding period over which you would receive the applicable Call Return which is based on the relevant Call Return Rate as specified on the cover hereof could be as little as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦	NO COUPON PAYMENTS — Deutsche Bank AG will not pay any interest or coupon payments with respect to the Securities.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Securities are unsubordinated and unsecured debt obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦

NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.

♦

INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE UNDERLYING STOCK — The return on your Securities may not reflect the return you would realize if you directly invested in the Underlying Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Underlying Stock would have. Further, you will not participate in any potential appreciation of the Underlying Stock, which could be significant.

♦

SINGLE STOCK RISK — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Stocks and such issuer, please see “The Underlying Stocks” in this pricing supplement and such issuer’s SEC filings referred to in those sections.

♦

IF THE PRICE OF THE UNDERLYING STOCK CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your Securities may trade quite differently from the Underlying Stock. Changes in the market price of the Underlying Stock may not result in a comparable change in the value of your Securities.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦

FLUCTUATIONS IN EXCHANGE RATES MAY AFFECT YOUR INVESTMENT — The Underlying Stock for one offering of Securities is the American depositary shares of BHP Billiton Limited. There are significant risks related to an investment linked to an American depositary share (“ADS“) (as evidenced by American depositary receipts), which is quoted and traded in U.S. dollars, representing an equity security that is quoted and traded in a foreign currency. An ADS, which is quoted and traded in U.S. dollars, may trade differently from its underlying equity security. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of the ADSs to which the Securities are linked, which may consequently affect the value of the Securities.

♦

THE SECURITIES MAY BE SUBJECT TO NON-U.S. SECURITIES MARKETS RISK — An investment in the Securities linked to the value of the ADSs of BHP Billiton Limited involves risks associated with the securities markets in those countries where the common shares of BHP Billiton Limited are traded. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

♦

THERE ARE IMPORTANT DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF ADSs AND THE RIGHTS OF HOLDERS OF THE COMMON STOCK OF A FOREIGN COMPANY — You should be aware that one of the Underlying Stocks is the ADSs of BHP Billiton Limited and not the ordinary shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents certain number of common share of a foreign company. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the Securities linked to such ADSs.

♦

THERE IS NO AFFILIATION BETWEEN THE ISSUERS OF THE UNDERLYING STOCKS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the issuers of the Underlying Stocks (each, an “Underlying Stock Issuer“). However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Stock Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Underlying Stock and the Underlying Stock Issuers. You, as an investor in the Securities, should make your own investigation into the Underlying Stock and the Underlying Stock Issuers. None of the Underlying Stock Issuers is involved in the Securities offered hereby in any way and none of them has any obligation of any sort with respect to your Securities. None of the Underlying Stock Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

PAST PERFORMANCE OF THE UNDERLYING STOCK IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the relevant Underlying Stock may bear little relation to the historical prices of the Underlying Stock, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Underlying Stock.

♦

THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity or Call Price due upon an automatic call described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — We expect that, generally, the price of the Underlying Stock, volatility of the Underlying Stock (or the equity security represented by the Underlying Stock that is ADSs), factors specific to the issuer of the Underlying Stock, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Securities more than other factors. However, the value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦ the time remaining to maturity of the Securities;

♦ the market price and dividend rates of the Underlying Stock and the stock market generally;

♦ the currency exchange rate and volatility of the currency exchange rate between the U.S. dollar and the currency of the country in which the equity security represented by the Underlying Stock that is ADSs are traded.

♦ interest rates and yields in the market generally and in the markets of the Underlying Stock;

♦ a variety of economic, financial, political, regulatory or judicial events;

♦ supply and demand for the Securities; and

♦ our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Stock and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS or its affiliates, may also engage in trading in instruments linked to the Underlying Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Stock. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the Securities.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL STOCK PRICE AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Stock to which the Securities are linked.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Stock, may adversely affect the market price of the Underlying Stock and therefore, the value of the Securities.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Stock Price of the Underlying Stock and Payment at Maturity or Call Price due upon an automatic call based on the Closing Price of the Underlying Stock in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Stock if a market disruption event occurs on any of the Observations Dates.

♦

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performance for the Underlying Stock. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Underlying Stock relative to its Initial Stock Price. We cannot predict the Final Stock Price or the Closing Price of the Underlying Stock on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Underlying Stock. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 1 year, subject to an earlier automatic call
Hypothetical Initial Stock Price*:	$50.00
Hypothetical Trigger Price*:	$37.50 (75.00% of the hypothetical Initial Stock Price)
Hypothetical Call Return and Call Prices:

Observation Dates	Call Settlement Dates	Call Return*	Call Price*
June 27, 2012	June 29, 2012	2.500%	$10.25
September 26, 2012	September 28, 2012	5.000%	$10.50
December 27, 2012	December 31, 2012	7.500%	$10.75
April 1, 2013 (Final Valuation Date)	April 5, 2013 (Maturity Date)	10.000%	$11.00

*	Based on a hypothetical Call Return Rate of 10.00% per annum. The actual Initial Stock Price, Trigger Price, Call Return Rate, Call Return and Call Price with respect to each Security are set forth in “Final Terms” and on the cover of this pricing supplement.

Example 1 — The Closing Price of the Underlying Stock on the first Observation Date is $60.00, which is greater than the Initial Stock Price of $50.00 — the Securities are called.

Because the Closing Price of the Underlying Stock on the first Observation Date is greater than or equal to the Initial Stock Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.25 per Security, representing a 2.50% return on the Securities.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $70.00 is greater than the Initial Stock Price of $50.00 — the Securities are called.

Because the Securities were not previously called and the Final Stock Price is greater than or equal to the Initial Stock Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $11.00 per Security, representing a 10.00% return on the Securities.

Example 3 — The Closing Price of the Underlying Stock is not equal to or greater than the Initial Stock Price on any of the Observation Dates and the Final Stock Price of $45.00 is greater than the Trigger Price of $37.50 — the Securities are NOT called.

Because the Closing Price of the Underlying Stock on all of the Observation Dates is not equal to or greater than the Initial Stock Price, the Securities are not automatically called. Because the Final Stock Price is not less than the Trigger Price, Deutsche Bank AG will pay you a Payment at Maturity reflecting the Contingent Absolute Return, calculated as follows:

$10.00 + ($10.00 × Contingent Absolute Return) =

$10.00 + ($10.00 × 10.00%) = $11.00

Example 4 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $30.00 is less than the Trigger Price of $37.50 — the Securities are NOT called.

Because the Securities are not called and the Final Stock Price is less than the Trigger Price, the Contingent Absolute Return feature does not apply and your initial investment will be fully exposed to any decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Underlying Stock Return) =

$10.00 + ($10.00 × -40.00%) = $6.00

If the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, you will not receive the Contingent Absolute Return, and your initial investment will be fully exposed to any negative Underlying Stock Return, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

The Underlying Stocks

All disclosures contained in this pricing supplement regarding each Underlying Stock are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Underlying Stock contained in this pricing supplement. You should make your own investigation into each Underlying Stock.

Included on the following pages is a brief description of each Underlying Stock Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Underlying Stocks as an indication of future performance. Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Underlying Stock Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

United Continental Holdings, Inc.

According to publicly available information, United Continental Holdings, Inc. is an airline holding company that owns and operates airlines that transports persons, property and mail throughout the United States and abroad. Information filed by United Continental Holdings, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06033, or its CIK Code: 0000100517. The common stock of United Continental Holdings, Inc. is traded on the New York Stock Exchange under the symbol “UAL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of United Continental Holdings, Inc., based on daily closing prices on the primary exchange for United Continental Holdings, Inc., as reported by Bloomberg. United Continental Holdings, Inc.’s closing price on March 28, 2012 was $21.89.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$51.21	$37.82	$38.17
4/01/2007	6/30/2007	$44.23	$33.20	$40.59
7/01/2007	9/30/2007	$49.23	$38.12	$46.53
10/01/2007	12/31/2007	$51.49	$31.99	$35.66
1/01/2008	3/31/2008	$41.14	$20.91	$21.53
4/01/2008	6/30/2008	$23.61	$4.01	$5.22
7/01/2008	9/30/2008	$14.94	$3.13	$8.79
10/01/2008	12/31/2008	$16.59	$5.02	$11.02
1/01/2009	3/31/2009	$12.77	$3.66	$4.48
4/01/2009	6/30/2009	$6.76	$3.17	$3.19
7/01/2009	9/30/2009	$9.40	$3.18	$9.22
10/01/2009	12/31/2009	$13.09	$6.33	$12.91
1/01/2010	3/31/2010	$20.18	$12.23	$19.55
4/01/2010	6/30/2010	$23.97	$17.71	$20.56
7/01/2010	9/30/2010	$24.70	$18.59	$23.66
10/01/2010	12/31/2010	$29.53	$23.27	$23.82
1/01/2011	3/31/2011	$27.48	$22.17	$22.99
4/01/2011	6/30/2011	$26.68	$19.79	$22.63
7/01/2011	9/30/2011	$23.03	$16.61	$19.38
10/01/2011	12/31/2011	$21.24	$15.53	$18.87
1/01/2012	3/28/2012*	$24.97	$17.48	$21.89

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the common stock of United Continental Holdings, Inc. from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $12.04, equal to 55.00% of $21.89, which was the closing price of United Continental Holdings, Inc.’s common stock on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. provides global financial services and retail banking. Information filed by JPMorgan Chase & Co. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. The common stock of JPMorgan Chase & Co. is traded on the New York Stock Exchange under the symbol “JPM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of JPMorgan Chase & Co., based on daily closing prices on the primary exchange for JPMorgan Chase & Co., as reported by Bloomberg. JPMorgan Chase & Co.’s closing price on March 28, 2012 was $46.27.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$51.65	$46.70	$48.38
4/01/2007	6/30/2007	$53.20	$48.36	$48.45
7/01/2007	9/30/2007	$50.05	$43.00	$45.82
10/01/2007	12/31/2007	$47.58	$40.46	$43.65
1/01/2008	3/31/2008	$48.25	$36.48	$42.95
4/01/2008	6/30/2008	$49.25	$34.02	$34.31
7/01/2008	9/30/2008	$49.85	$31.02	$46.70
10/01/2008	12/31/2008	$45.90	$22.72	$31.53
1/01/2009	3/31/2009	$31.35	$15.90	$26.58
4/01/2009	6/30/2009	$38.94	$27.25	$34.11
7/01/2009	9/30/2009	$46.47	$32.27	$43.82
10/01/2009	12/31/2009	$47.16	$40.27	$41.67
1/01/2010	3/31/2010	$45.18	$37.70	$44.75
4/01/2010	6/30/2010	$47.81	$35.83	$36.61
7/01/2010	9/30/2010	$41.64	$35.63	$38.06
10/01/2010	12/31/2010	$42.67	$36.96	$42.42
1/01/2011	3/31/2011	$48.00	$43.40	$46.10
4/01/2011	6/30/2011	$47.64	$39.49	$40.94
7/01/2011	9/30/2011	$42.29	$29.27	$30.12
10/01/2011	12/31/2011	$37.02	$28.38	$33.25
1/01/2012	3/28/2012*	$46.27	$34.91	$46.27

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the common stock of JPMorgan Chase & Co. from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $34.70, equal to 75.00% of $46.27, which was the closing price of JPMorgan Chase & Co.’s common stock on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Fluor Corporation

According to publicly available information, Fluor Corporation is a professional services company, providing engineering, procurement, construction and maintenance as well as project management services on a global basis. Information filed by Fluor Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16129, or its CIK Code: 0001124198. The common stock of Fluor Corporation is traded on the New York Stock Exchange under the symbol “FLR.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Fluor Corporation, based on daily closing prices on the primary exchange for Fluor Corporation, as reported by Bloomberg. Fluor Corporation’s closing price on March 28, 2012 was $60.05.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$46.78	$37.96	$44.86
4/01/2007	6/30/2007	$56.65	$45.86	$55.69
7/01/2007	9/30/2007	$74.73	$56.63	$71.99
10/01/2007	12/31/2007	$84.05	$64.37	$72.86
1/01/2008	3/31/2008	$75.78	$53.50	$70.58
4/01/2008	6/30/2008	$98.64	$74.15	$93.04
7/01/2008	9/30/2008	$89.96	$44.88	$55.70
10/01/2008	12/31/2008	$52.14	$29.56	$44.87
1/01/2009	3/31/2009	$49.79	$30.46	$34.55
4/01/2009	6/30/2009	$54.76	$37.01	$51.29
7/01/2009	9/30/2009	$58.21	$46.16	$50.85
10/01/2009	12/31/2009	$51.54	$39.86	$45.04
1/01/2010	3/31/2010	$50.20	$42.44	$46.51
4/01/2010	6/30/2010	$55.13	$41.76	$42.50
7/01/2010	9/30/2010	$50.46	$41.76	$49.53
10/01/2010	12/31/2010	$66.63	$48.19	$66.26
1/01/2011	3/31/2011	$75.63	$64.55	$73.66
4/01/2011	6/30/2011	$73.56	$60.48	$64.66
7/01/2011	9/30/2011	$67.60	$46.55	$46.55
10/01/2011	12/31/2011	$60.02	$45.49	$50.25
1/01/2012	3/28/2012*	$63.99	$51.53	$60.05

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Fluor Corporation from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $42.04, equal to 70.00% of $60.05, which was the closing price of Fluor Corporation’s common stock on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Alcoa Inc.

According to publicly available information, Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. Information filed by Alcoa Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03610, or its CIK Code: 0000004281. The common stock of Alcoa Inc. is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Alcoa Inc., based on daily closing prices on the primary exchange for Alcoa Inc., as reported by Bloomberg. Alcoa Inc.’s closing price on March 28, 2012 was $9.83.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$35.36	$28.48	$33.90
4/01/2007	6/30/2007	$41.88	$33.95	$40.53
7/01/2007	9/30/2007	$47.35	$31.92	$39.12
10/01/2007	12/31/2007	$40.43	$33.90	$36.55
1/01/2008	3/31/2008	$39.12	$28.79	$36.06
4/01/2008	6/30/2008	$44.59	$32.11	$35.62
7/01/2008	9/30/2008	$34.94	$19.38	$22.58
10/01/2008	12/31/2008	$19.24	$6.85	$11.26
1/01/2009	3/31/2009	$12.12	$5.22	$7.34
4/01/2009	6/30/2009	$12.22	$7.79	$10.33
7/01/2009	9/30/2009	$14.47	$9.23	$13.12
10/01/2009	12/31/2009	$16.34	$11.93	$16.12
1/01/2010	3/31/2010	$17.45	$12.73	$14.24
4/01/2010	6/30/2010	$15.03	$10.00	$10.06
7/01/2010	9/30/2010	$12.23	$10.00	$12.11
10/01/2010	12/31/2010	$15.39	$11.92	$15.39
1/01/2011	3/31/2011	$17.66	$15.66	$17.66
4/01/2011	6/30/2011	$18.13	$14.72	$15.86
7/01/2011	9/30/2011	$16.49	$9.57	$9.57
10/01/2011	12/31/2011	$11.57	$8.52	$8.65
1/01/2012	3/28/2012*	$10.76	$9.16	$9.83

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Alcoa Inc. from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $6.88, equal to 70.00% of $9.83, which was the closing price of Alcoa Inc.’s common stock on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

BHP Billiton Limited

According to publicly available information, BHP Billiton Limited operates as a natural resources company worldwide. Information filed by BHP Billiton Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09526, or its CIK Code: 0000811809. BHP Billiton Limited’s American depositary shares are listed on the New York Stock Exchange under the symbol “BHP.” Each ADS represents two ordinary shares of BHP Billiton Limited. The principal market for BHP Billiton Limited common shares is the Australian Securities Exchange. In addition to its principal listings, the American depositary shares of BHP Billiton Limited are traded on the New York Stock Exchange.

Historical Information

The following table sets forth the quarterly high and low closing prices for the American depositary shares of BHP Billiton Limited, based on daily closing prices on the primary exchange for BHP Billiton Limited, as reported by Bloomberg. BHP Billiton Limited’s closing price on March 28, 2012 was $70.77.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$48.73	$37.16	$48.45
4/01/2007	6/30/2007	$61.49	$48.51	$59.75
7/01/2007	9/30/2007	$81.88	$52.27	$78.60
10/01/2007	12/31/2007	$87.33	$67.79	$71.36
1/01/2008	3/31/2008	$75.75	$57.82	$65.56
4/01/2008	6/30/2008	$95.00	$70.55	$82.91
7/01/2008	9/30/2008	$77.29	$45.77	$50.50
10/01/2008	12/31/2008	$47.10	$24.62	$41.94
1/01/2009	3/31/2009	$49.24	$33.56	$43.06
4/01/2009	6/30/2009	$61.86	$44.38	$55.40
7/01/2009	9/30/2009	$68.89	$49.54	$65.90
10/01/2009	12/31/2009	$77.90	$62.63	$76.95
1/01/2010	3/31/2010	$82.56	$67.90	$81.11
4/01/2010	6/30/2010	$82.86	$58.44	$63.37
7/01/2010	9/30/2010	$77.69	$62.71	$76.58
10/01/2010	12/31/2010	$92.92	$76.38	$92.90
1/01/2011	3/31/2011	$96.84	$84.88	$94.40
4/01/2011	6/30/2011	$102.68	$88.38	$92.69
7/01/2011	9/30/2011	$96.80	$66.44	$68.33
10/01/2011	12/31/2011	$83.60	$64.42	$70.63
1/01/2012	3/28/2012*	$82.15	$70.70	$70.77

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the American depositary shares of BHP Billiton Limited from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $53.08, equal to 75.00% of $70.77, which was the closing price of BHP Billiton Limited’s American depositary shares on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

SanDisk Corporation

According to publicly available information, SanDisk Corporation supplies flash data storage products. Information filed by SanDisk Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-26734, or its CIK Code: 0001000180. The common stock of SanDisk Corporation is traded on the NASDAQ Global Select Market under the symbol “SNDK.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of SanDisk Corporation, based on daily closing prices on the primary exchange for SanDisk Corporation, as reported by Bloomberg. SanDisk Corporation’s closing price on March 28, 2012 was $50.35.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/01/2007	3/31/2007	$45.75	$36.42	$43.80
4/01/2007	6/30/2007	$48.94	$41.86	$48.94
7/01/2007	9/30/2007	$58.10	$47.60	$55.10
10/01/2007	12/31/2007	$53.38	$33.17	$33.17
1/01/2008	3/31/2008	$32.29	$20.60	$22.57
4/01/2008	6/30/2008	$33.10	$17.62	$18.70
7/01/2008	9/30/2008	$22.52	$13.35	$19.55
10/01/2008	12/31/2008	$18.38	$5.32	$9.60
1/01/2009	3/31/2009	$13.37	$7.65	$12.65
4/01/2009	6/30/2009	$16.44	$12.21	$14.69
7/01/2009	9/30/2009	$22.93	$13.33	$21.70
10/01/2009	12/31/2009	$30.13	$19.66	$28.99
1/01/2010	3/31/2010	$35.25	$25.42	$34.63
4/01/2010	6/30/2010	$49.70	$34.71	$42.07
7/01/2010	9/30/2010	$46.37	$33.24	$36.65
10/01/2010	12/31/2010	$51.64	$36.28	$49.86
1/01/2011	3/31/2011	$53.25	$42.09	$46.09
4/01/2011	6/30/2011	$50.62	$38.94	$41.50
7/01/2011	9/30/2011	$45.57	$32.37	$40.35
10/01/2011	12/31/2011	$53.38	$38.92	$49.21
1/01/2012	3/28/2012*	$52.68	$45.88	$50.35

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period through March 28, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of the common stock of SanDisk Corporation from March 28, 2007 through March 28, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a Trigger Price of $35.25, equal to 70.00% of $50.35, which was the closing price of SanDisk Corporation’s common stock on March 28, 2012. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

What Are the Tax Consequences of an Investment in the Securities?

In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the maturity of your Securities, other than pursuant to a sale or exchange (including a call), and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. The IRS or a court may not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.15 per $10.00 Security. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Validity of Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of December 30, 2011, filed as an exhibit to our opinion, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the Securities and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of such counsel dated December 30, 2011, which has been filed on Form 6-K by the Issuer on December 30, 2011.